                                                                    EXHIBIT 10.1

           DISTRIBUTION AGREEMENT BETWEEN CHROMAVISION MEDICAL SYSTEMS

                                       AND

                             SIGMA DIAGNOSTICS, INC.

        This Distributorship Agreement (hereinafter the "Agreement") is entered into as of the 22nd day of October, 1997 between CHROMAVISION MEDICAL SYSTEMS, Inc., San Juan Capistrano, California (hereinafter "CHROMAVISION"), a corporation existing under the laws of Delaware, and Sigma Diagnostics, Inc. (hereinafter "SIGMA"), a corporation existing under the laws of Missouri.

        WHEREAS, CHROMAVISION has developed an automated intelligent microscope system which uses imaging technology for diagnosis and research applications (the "Instrument");

        WHEREAS, SIGMA is in the business of developing, manufacturing, marketing and distributing medical diagnostic kits and is developing a diagnostic kit using urea-resistant neutrophil alkaline phosphotase ("UR-NAP") as a marker for the diagnosis of Down's syndrome (the "Kit") to be used with the Instrument; and

        WHEREAS, the parties hereto desire to have SIGMA market and distribute the Instrument in connection with medical diagnostic kits and have entered into a UR-NAP Application Development Agreement and Right of First Offer of New Applications ("UR-NAP Agreement") contemporaneously with this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the parties do hereby agree as follows:

1. Instrument(s). The Instrument(s) of CHROMAVISION covered by this Agreement the MDx 2000 Digital Analyzer and any other automated intelligent microscope system which uses imaging technology for diagnosis and research disclosed or claimed in either Patent Application titled System and Method For Cellular Specimen Grading Method and Patent Application titled Method and Apparatus for Automated Image Analysis of Biological Specimens filed with the U.S. Patent Office or any improvements thereof which CHROMAVISION elects to make available commercially. As used herein, improvements of the Instrument means all modifications, variations and revisions and new models of the Instrument which relate or have consequence in any of the following ways: (1) improve the Instrument performance; (2) reduce the cost of materials or components for the Instrument; (3) reduce production, manufacturing or associated costs of the Instrument; (4) increase the durability or continuous performance characteristics of the Instrument; (5) expand the application to which the Instrument may be put; (6) increase or enhance the marketability or commercial aspect of the Instrument; or (7) replace or displace the Instrument in one or more material commercial markets for the


***  Confidentiality Requested

        Instrument. Improvements of the Instrument may be patentable or unpatentable and, if patentable, need not be patented. Nothing in this Agreement shall require CHROMAVISION to make available any version of the Instrument which has been superseded by an improved version that CHROMAVISION has elected to make commercially available.

        Kits covered by this agreement include any improvements to the Kit. "Improvements" means all modifications, variations, revisions and new models of the Kit which SIGMA elects to make available commercially. Improvements of the Kit may be patentable or unpatentable and, if patentable, need not be patented. Nothing in this Agreement shall require SIGMA to make available any version of the Kit which has been superseded by an improved version that SIGMA has elected to make commercially available.

2. Appointment and Acceptance. CHROMAVISION hereby appoints SIGMA as the exclusive distributor of the Instrument(s) for use with the Kits and grants SIGMA the right and license to import, use, possess, market and sublease (but not sell) the Instrument(s) for use with the Kits in the United States and outside the United States (the "Territory") and the right to extend to Affiliates and sub-distributors rights of the same scope as granted herein to import, use, possess, market and sublease Instrument(s) for use with the Kits in the Territory. SIGMA's right to use the Instrument is limited to use incidental to marketing the Instrument to others pursuant to this Agreement. If SIGMA uses the Instrument to perform medical diagnostic tests for which it is compensated, such use shall be subject to all of the terms and provisions of this Agreement and the form of sublease to be entered into with customers, including without limitation the obligation to pay to CHROMAVISION the entire amount of the Per Click Charge referred to in Paragraph 4(b) (not ***%. thereof).

        The parties acknowledge their understanding that CHROMAVISION will have to finance the production of the Instruments and that the terms and structure of such financing have not yet been determined. The parties presently contemplate that CHROMAVISION will sell the Instruments to a leasing company, that the leasing company will lease the Instruments to SIGMA and that SIGMA will sublease the Instruments to its customers. The terms and provisions of any such sublease (and any variations therefrom for particular customers) will have to be satisfactory to CHROMAVISION's financing source, SIGMA and reasonably satisfactory to CHROMAVISION. In the event that, by March 31, 1998, (i) CHROMAVISION has not entered into an agreement with its financing source to provide such financing using the leasing and subleasing arrrangments set forth above, (ii) the parties fail to reach agreement on an alternative arrangement (including agreement on appropriate amendments to this Agreement) that is approved in writing by the financing source with whom CHROMAVISION has entered into an agreement and (iii) CHROMAVISION has not entered an agreement with an alternative source of financing that has approved arrangements referred to in (i) or (ii), then either party will have the right to terminate this Agreement by delivering written notice to the other of its election to do so. CHROMAVISION shall keep SIGMA apprised of the status of its efforts to enter into such an agreement with a financing source.


***  Confidentiality Requested

        SIGMA agrees to market, sell and distribute the Kits exclusively for use with the Instrument, and it shall not modify any Kit to be usable with any competing instrument or technology or distribute any medical diagnostic kit that is competitive with the Kit. Nothing in this Agreement shall limit or otherwise affect the right of SIGMA to market, sell or distribute any medical diagnostic test being commercially distributed by it on the date of this Agreement.

3. Term and Renewal. The term of this Agreement shall be for a period of three (3) years, commencing on the Effective Date (the "Initial Term"). "Effective Date" means the date on which CHROMAVISION gives SIGMA notice that CHROMAVISION has either received clearance or pre-market approval from the United States Food and Drug Administration for either the use of the Kit with the Instrument or clearance or approval for use of the Instrument with the Kit. If the Development Agreement being entered into by the parties concurrently with this Agreement is terminated as to collaboration on the Kit (and not necessarily as to Section 7 thereof) in accordance with its terms before the Effective Date, this Agreement shall automatically terminate concurrently with the termination of that Agreement. Except as provided in Paragraph 4(f)(iii), this Agreement shall automatically renew for additional and successive terms of one (1) year unless either party provides written notice of non-renewal at least six (6) months prior to the close of the Initial Term or any anniversary date thereafter.

4. Distribution of Instruments and Kits. After such time as the Instrument has been cleared or approved for commercial use with the Kit by the FDA and/or or comparable governmental authorities in foreign countries, CHROMAVISION shall provide SIGMA with such Instruments as SIGMA may require for the purchasers of such Kits in the Territory. The Instrument and the Kit shall be marketed together as a package by SIGMA.

        (a) Lease Amount. Such Instruments shall be leased by SIGMA from CHROMAVISION or CHROMAVISION's financing source referred to in Paragraph 2. (All references to payment to CHROMAVISION shall refer to payment to CHROMAVISION's financing source if CHROMAVISION so elects. The rental under the lease (the "Lease Amount") payable by SIGMA to CHROMAVISION shall be equal to ***% of the actual amount paid by customers to SIGMA for each slide examined using the Instrument with the Kit. The remaining ***% of the amount paid by customers shall be retained by SIGMA.

        (b) Per Click Charge. "Per Click Charge" is defined as the amount payable by SIGMA to CHROMAVISION or by a customer to SIGMA for each slide examined using the Instrument with the Kit. All subleases between SIGMA and its customers will provide for Per Click Charges. No Per Click Charges will be imposed on customers for examination of slides in connection with training personnel and testing of the Instrument prior to the customer's Acceptance of the Instrument, except that Per Click Charges will be imposed with respect to all tests


***  Confidentiality Requested
               for which the customer is to receive payment (whether or not such tests are performed prior to Acceptance of the Instrument). "Acceptance" shall be deemed to occur at the time the Instrument has been installed, adjusted and tested and is operational and training of the customer's personnel in the operation of the Instrument is completed. The parties contemplate that the Per Click Charge will be the only amount payable by the customer for use of the Instrument with the Kit and that SIGMA will not receive any additional consideration for the sale or use of the Kit or for servicing the Kit (other than payment for replacement parts after the Warranty Period (as defined in Paragraph 10(j)). In the event SIGMA does receive any additional consideration for selling or otherwise providing the Kit and/or leasing or servicing the Instrument, ***% of the additional amount paid by the customer shall be payable by SIGMA to CHROMAVISION pursuant to (a) above, except that nothing in this Paragraph 4(b) is intended to require SIGMA to account to CHROMAVISION for any reasonable amounts it receives for replacement parts for the Instruments or for service calls not made during normal business hours.

        (c) Minimum Per Click Charge. SIGMA will be entitled to charge its customers any amount as the Per Click Charge and, if it so elects, any additional amount for selling or otherwise providing the Kit with the Instrument. However, the amount payable by SIGMA to CHROMAVISION for each test pursuant to (a) above shall be based upon not less than ***% of the Reimbursement Price determined as provided in Paragraph 6. Until such time as the Reimbursement Price can be determined pursuant to Paragraph 6, the minimum Per Click Charge for purposes of determining the amount payable by SIGMA pursuant to (a) above shall be $*** for the basic Instrument. In the case of customers receiving a supporting package of additional equipment (the "Enhancement Equipment") with the basic Instrument (such as equipment for slide preparation and auto staining), the Reimbursement Price and the minimum Per Click Charge used to determine the amount payable by SIGMA to CHROMAVISION shall be increased by such amounts as are determined by ChromaVision and approved by SIGMA, which approval will not be unreasonably denied or delayed. (Such increase in the Reimbursement Price and such increase in the minimum Per Click Charge are each referred to in this Agreement as the "Enhancement Premium".)

               In the case of customers who have agreements with SIGMA providing for a Per Click Charge of $*** or more at the time the Reimbursement Price can be determined, the minimum Per Click Charge payable by SIGMA to CHROMAVISION shall be based upon the price set by the customer agreement except that any such agreement providing for prices effective after September 30, 2000

               (i) shall not provide for a Per Click Charge lower than $*** adjusted as provided below and


***  Confidentiality Requested

               (ii) the period of time from the date any such prices became effective until they cease to be effective shall not exceed five (5) years.

               The adjustment referred to in (i) above shall be made by multiplying $*** by a fraction in which the numerator is the Producer Price Index for the month in which the prices became effective and the denominator is the Producer Price Index for September 1998. "Producer Price Index" is defined as the U.S. Department of Labor, Bureau of Labor Statistics, Producer Price Index for in vitro diagnostic substances, or, if such Index is no longer being published, such other comparable generally accepted index as may then be available and selected by CHROMAVISION.

        (d) Minimum Reimbursement Price. If, when or at any time after the Reimbursement Price can by determined pursuant to Paragraph 6,
               (i) ***% of the Reimbursement Price is less than $*** for the basic Instrument or, for customers receiving Enhancement Equipment, an amount equal to $*** plus the Enhancement Premium for the minimum Per Click Charge referred to in (c) above and
               (ii) the parties fail to otherwise agree within thirty (30) days after the date the Reimbursement Price is determined to be below either such amount, then either party will have the right to terminate this Agreement by providing the other party with 60-days prior written notice. Also, if at any time after the Reimbursement Price can be determined SIGMA determines that it cannot market the Instrument and the Kit to a particular customer because the average amount of revenue per test that the customer would receive for performing tests with the Kit would be less than the Reimbursement Price, CHROMAVISION will consider, on a case by case basis, reducing the minimum Per Click Charge payable by SIGMA for Instrument to be subleased to the customer, but nothing in the Agreement shall obligate CHROMAVISION to agree to any such reduction.

        (e) Minimum Number of Clicks Per Customer. The form of sublease used by SIGMA with its customers will require that the customer pay a minimum of *** Per Click Charges per month commencing on the date of Acceptance of the Instrument (as defined in Paragraph 4(b)), whether or not the number of tests actually performed equals or exceeds that amount.

        (f)    Minimum Distribution of Instruments. Subject to the provisions of
               (ii) below, SIGMA shall be required to distribute the minimum number of Instruments set forth in Exhibit A to this Agreement during each of the periods of the Initial Term of this Agreement set forth in Exhibit A (the "Performance Periods"). An Instrument will be deemed to have been "distributed" when Acceptance by the customer (as defined in Paragraph 4(b)) has occurred. If SIGMA does not distribute such minimum number of Instruments in any Performance Period, then CHROMAVISION shall have the right to convert this Agreement to a non-exclusive agreement by giving SIGMA sixty (60) days prior written notice. After any such conversion all of the provisions of this Agreement shall remain in full

***  Confidentiality Requested
               force and effect except that SIGMA's rights under Paragraph 2 to distribute the Instrument in the Territory shall be non-exclusive (i.e., CHROMAVISION will have the right to grant such distribution rights to others as well as SIGMA or distribute the Instrument itself), and SIGMA will no longer be obligated under Paragraph 2 to market, sell and distribute the Kits exclusively for use with the Instrument (i.e., SIGMA will have the right to market, sell and distribute the Kit or competing medical diagnostic kits for use with competing instruments and technologies). CHROMAVISION will have the right to convert this Agreement to a non-exclusive agreement as provided above only if it does so by delivery of written notice of its election to do so to SIGMA within 90 days after CHROMAVISION's receipt of SIGMA's report pursuant to (g) below for the last month in the Performance Period in which SIGMA has failed to distribute the minimum number of Instruments required or, in the case of a deficit which can be cured pursuant to (ii) below, within 90 days after receipt of SIGMA's report for the last month in the next succeeding Performance Period. In the event SIGMA has failed to provide a report for any month in any such Performance Period by the date required for that report to be delivered, CHROMAVISION will have the right to convert this Agreement as provided above if the minimum number of Instruments required to be distributed has not been met, and the period of time to exercise that right shall be extended by the number of days after the end of the six month period that SIGMA is delinquent in delivering the report.

               (i) The requirement to distribute such minimum number of Instruments shall be applicable to the twelve month period beginning on the first day of the second month following FDA clearance or approval to market the Instrument with the Kit and shall continue for each six month period thereafter throughout the Initial Term of the Agreement. For the last fractional six month period (consisting of four months), the amount set forth in Exhibit A shall be reduced by 33.33%. All references in this Paragraph (f) to Performance Period shall be deemed to include such fractional period.

               (ii) If the number of Instruments actually distributed by SIGMA in any such Performance Period after the initial twelve month performance period is less than the minimum referred to above for that period but is 80% or more of the minimum, then CHROMAVISION will not have the right to convert this Agreement as provided above unless such deficit is not made up in the immediately following six month period by the distribution of the minimum amount required for that six month period plus the deficit amount for the preceding six month period. If the immediately following period is the fractional six-month period referred to in (i) above the amount to be made up shall be reduced by 33.33%.

               (iii) The minimum number of Instruments to be distributed set forth in Exhibit A applies only to the Initial Term of this Agreement. Unless

                             (a) the parties have agreed in writing as to a
                                 minimum number of Instruments required to be distributed for the one-year period after the Initial Term or any succeeding one-year period for which this Agreement may be automatically renewed pursuant to Paragraph 3 and

                             (b) such agreement is reached at least six months
                                 prior to the end of the Initial Term or at least six months prior to the end of any such one-year period after the Initial Term,

                      either party can terminate this Agreement by delivery of written notice to the other of its election to do so at least six months prior to the end of the Initial Term or at least six months prior to the end of any such one-year period after the Initial Term. Any such Termination shall be effective upon the expiration of the Initial Term or upon the expiration of any such additional one-year period, as the case may be.

               (iv) The minimum number of Instruments required to be distributed within any Performance Period shall be increased by the number of Instruments returned by a customer to CHROMAVISION or SIGMA during the preceding Performance Period, except (A) to the extent that the number of Instruments distributed during such preceding Performance Period exceeds the minimum requirement for that period reduced by the number of Instruments returned during that Period and (B) this clause (iv) shall not apply to Instruments returned upon the expiration of the term for which they were leased.

        (g) Billing and Remittance of Per Click Charges. SIGMA shall invoice its customers at least monthly for all amounts payable for use of the Instrument and for purchase or use of the Kit, and said amounts shall be payable within 30 days after receipt of the invoice. SIGMA shall remit payment to CHROMAVISION of ***% of all amounts collected during any calendar month not later than the tenth day of the next succeeding calendar month. Each such payment shall be accompanied by a report setting forth the calculation of the amounts remitted and setting forth the number of Instruments distributed during the month to which the report relates and during the relevant six month period referred to in Exhibit A or portion thereof that includes the month being reported on as well as the number of Instruments, if any, returned to CHROMAVISION or SIGMA by customers during that month and six month period or portion thereof. CHROMAVISION will have the right at all reasonable times and upon reasonable notice to inspect the books and records of SIGMA relating to the number of Instruments distributed and returned and amounts paid and payable by the customer to SIGMA and to cause an audit thereof at CHROMAVISION's own expense upon reasonable notice and no more frequently than twice in any calendar year.


***  Confidentiality Requested

5. Recourse for Non-Payment by SIGMA Customers. Concurrently with the execution and delivery of this Agreement CHROMAVISION is delivering to SIGMA a letter from Kevin O'Boyle, Vice President and Chief Financial Officer of CHROMAVISION, setting forth the credit-worthiness standards for customers to be used throughout the term of this Agreement. Without the prior written approval of CHROMAVISION, SIGMA shall not distribute an Instrument to any customer who has not provided to SIGMA reasonable documentation to demonstrate that such customer satisfies the credit-worthiness standards. If a SIGMA customer is in default of payment for using Instrument(s) with the Kit for over one hundred twenty
        (120) days, then SIGMA shall use all commercially reasonable efforts (including litigation where commercially reasonable) to recover the amount due and the Instrument from the customer and cause the Instrument to be delivered to CHROMAVISION. All reasonable direct out-of-pocket costs and expenses of recovering the Instrument and/or the amount due shall be borne ***% by CHROMAVISION and ***% by SIGMA. Such amounts shall be reflected in the monthly reports referred to in Paragraph 4(g), and SIGMA will have the right to deduct from amounts otherwise payable to CHROMAVISION CHROMAVISION's share of any such costs and expenses which have been paid by SIGMA. The shipping costs incurred to return the Instrument shall be paid by SIGMA. SIGMA shall keep CHROMAVISION informed of its collection efforts, and CHROMAVISION will have no right to recover such payments in default from SIGMA. If at any time CHROMAVISION requests that SIGMA assign to it the right to collect any such payments in default and/or to recover the Instrument, SIGMA shall promptly assign such rights to CHROMAVISION. Thereafter, CHROMAVISION will pay over to SIGMA ***% of any delinquent amount collected from the customer less ***% of CHROMAVISION's reasonable direct out-of-pocket costs and expenses incurred in connection with such efforts to collect delinquent amounts and/or recover the Instrument. The right to recover such delinquent amounts collected by SIGMA and the right to recover Instrument(s) as provided in this paragraph 5 is the only recourse CHROMAVISION has against SIGMA for non-payment by SIGMA customers unless SIGMA fails to observe the credit-worthiness standards referred to above.

6. Calculation of Reimbursement Price. The "Reimbursement Price" shall be determined by taking the average of the amount of reimbursement payable to the customer by Aetna, Cigna and Transamerica Occidental (the "Standard Setting Companies") for each test performed with the Kit and Instrument. If one or more of such Standard Setting Companies shall not have established such a reimbursement amount, there shall be substituted for such Company in arriving at the Reimbursement Price, the amount of reimbursement of another insurance company which has designated such a reimbursement amount that has the highest volume of health insurance policies in effect, determined as of the most recent date for which such information is available. For customers receiving Enhancement Equipment, (as defined in Paragraph 4(c)) the Reimbursement Price for all purposes of this Agreement shall be increased by the Enhancement Premium applicable to the Reimbursement Price referred to in Paragraph 4(c).


***  Confidentiality Requested

7. New Applications. Paragraph 7 of the UR-NAP Applications and Development Agreement being entered into by the parties concurrently with this Agreement contemplates that future agreements may be entered into under which SIGMA would distribute additional diagnostic kits which are developed by either SIGMA ("SIGMA New Applications") or third parties ("Third Party New Applications") for use with the Instrument. If any Third Party New Application not distributed by SIGMA is used on an Instrument distributed by SIGMA, SIGMA shall be reimbursed by CHROMAVISION, or entitled to withhold from the amount due from SIGMA to CHROMAVISION, an amount of maintenance costs attributed to such Third Party New Application equal to the monthly service contract rate determined in accordance with Exhibit B for such Instrument multiplied by the percent of all tests performed on the Instrument represented by Third Party New Application(s). If any customer requires an additional Instrument as a result of additional volume of testing caused by the availability of Third Party New Application(s), CHROMAVISION will supply the Instrument, subject to the right of CHROMAVISION or any third party through which the Third Party New Application is being distributed to require that the Instrument be returned if volume requirements with respect to the Third Party New Application that have been imposed on the customer by CHROMAVISION or such third party distributor are not met. Such additional Instrument(s) to be provided by CHROMAVISION shall be provided pursuant to Paragraph 11(a). SIGMA shall not be required to maintain such additional Instrument(s) unless SIGMA is paid the portion of the monthly service contract rate for such maintenance referred to above.

8. Reciprocal Termination Rights. This Agreement may be terminated by either CHROMAVISION or SIGMA for cause immediately by written notice upon the occurrence of any of the following events:

        (a) If the other ceases to do business or otherwise terminates its business operations;

        (b) If the other shall fail to promptly secure or renew any license, registration, permit, authorization or approval that is material to the performance of its obligations under this Agreement or if any such license, registration, permit, authorization or approval is revoked or suspended and not reinstated within thirty (30) days;

        (c) If the other is in material breach of this Agreement and fails to cure such breach within sixty (60) days of receipt of notice of the breach, except that the period to cure any failure to make any payment under this Agreement shall be fifteen (15) days;

        (d) If a material representation or warranty of the other is discovered to be false or misleading to any material extent; or

        (e) If it is discovered that the use of the Instrument with the Kit infringes any third party rights and such potential infringement could result in a material loss or liability to the terminating party; or

        (f) If (i) either party receives a claim in writing from a third party that the use of the Instrument with the Kit infringes any third party rights, (ii) such claimed infringement would result in a material loss or liability to the terminating party if it were found to be valid by a court of competent jurisdiction and
               (iii) the terminating party delivers to the other party the written opinion of independent patent counsel of recognized standing in customary form addressed to the non-terminating party and stating that such counsel has performed a careful investigation of the claim and the existing and prior art related to the claim and that on the basis of that investigation, in the opinion of such counsel, it is more likely than not that the asserted claim would be found to be valid by a court of competent jurisdiction and, if so found to be valid, would result in a material loss or liability to the terminating party. For this purpose "independent" counsel means counsel who has no direct or indirect ownership interest in either party or their affiliates, has no family relationship with any director, officer or record or beneficial owner of 5% or more of the outstanding securities of any class of either party or their affiliates and has never performed legal services or had any other business relationship with either party or their affiliates or any of their respective directors, officers or such 5% security holders. An "affiliate" of a party is a person or entity controlling, controlled by or under common control with the party, directly or indirectly by any means whatsoever, within the meaning of Rule 405 of the Securities and Exchange Commission adopted under the Securities Act of 1933. "Counsel" means not only the firm of lawyers but each lawyer who is a present or retired partner or is presently an associate or otherwise performs or has performed legal work for the firm. The opinion letter of any such counsel shall state that such counsel is independent within the meaning of this Paragraph 8(f).

9. Rights Upon Termination. Any termination or expiration of the Agreement shall not release CHROMAVISION or SIGMA from paying any amount that may then be owing from any obligation at the date of termination hereunder. Each party understands that the rights of termination hereunder are absolute. Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement in accordance with the terms hereof, whether or not such party is aware of any such damage, loss or expenses. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available.

        (a) Instruments. CHROMAVISION agrees that during the period between the notice of termination and the effective date thereof, it will honor SIGMA's orders for Instrument(s). Notwithstanding termination of this Agreement, SIGMA shall continue to service all Instruments distributed to SIGMA customers under this Agreement and CHROMAVISION shall supply Instrument parts to SIGMA at the prices outlined in Exhibit C for up to five years from the date of manufacturing discontinuance or the effective date of termination of this Agreement whichever is sooner;

        (b) SIGMA agrees to continue to supply CHROMAVISION with Kits to be distributed with the Instrument at a price to be established by SIGMA on or before March 31, 1998. If the established price is not acceptable to CHROMAVISION and the parties are not able to reach agreement on a different price by April 30, 1998, either party will have the right to terminate this Agreement by delivery of written notice of its election to do so prior to April 30, 1998.

The provisions of (a) and (b) shall apply to any termination or expiration of this Agreement, whether or not as a result of default.

10.     SIGMA's Duties. SIGMA shall:

        (a) use reasonable commercial efforts in good faith to advertise and promote the distribution of the Instruments in a manner calculated by SIGMA to yield the benefit to the parties hereto contemplated by this Agreement in light of the prevailing circumstances and to the extent to which any Instrument(s), are at the relevant time competitive with other instruments.

        (b) submit to CHROMAVISION a twelve (12) month forecast of the number of Instruments SIGMA shall place with customers in a format to be mutually determined by the parties. Said forecast shall be submitted by SIGMA to CHROMAVISION thirty (30) days after the Effective Date of this Agreement and on a rolling calendar quarterly basis thereafter.

        (c) obtain advance written authorization and a Returned Material Authorization ("RMA") prior to returning any of the Instruments.

        (d) maintain a properly trained sales force of adequate size to represent and promote the distribution of the Instruments and provide instructions to customers in the use of the Instruments. SIGMA shall be responsible for developing and implementing its own marketing plan and system for distributing the Instruments.

        (e) apply for and obtain all necessary licenses, permits and other authorizations required by applicable law or regulation in relation to the promotion, marketing, distribution and supply of the Instrument(s) with the Kit or the Kit with the Instrument(s) in any jurisdiction in which SIGMA distributes the Instrument(s) with the Kit; provided however, CHROMAVISION shall apply for 510K clearance or PMA for use of the Instrument with the Kit or use of the Kit with the Instrument.

        (f) maintain separate and detailed accurate and complete records of all transactions in respect of the Instruments and Kits, including, but not limited to, such records as identify all customers receiving Instruments and serial and/or lot number of Instrument(s) and Kits, and possess the capability to notify all purchasers in the event of an Instrument recall or corrective action. SIGMA shall provide

               CHROMAVISION upon request with such summaries and reports as SIGMA may prepare for its own purposes and will provide CHROMAVISION with such other information in SIGMA's possession as to transactions involving one or more Instruments as CHROMAVISION may reasonably request.

        (g) make no contracts or commitments on behalf of CHROMAVISION or make any promises or representations or give any warranties or guarantees with respect to the Instrument or otherwise incur any liability on behalf of CHROMAVISION without CHROMAVISION's prior written consent.

        (h) comply with all laws and regulations and requirements applicable to a seller of in-vitro diagnostics products, and with all laws and regulations and requirements of governmental agencies having jurisdiction within the Territory.

        (i) provide all Instrument installations and customer training and be responsible for all in-field product demonstrations. Installation and customer training services shall include giving operating and maintenance instructions, installing Instruments, performing all service necessary at the time of delivery and making installation inspection and necessary adjustments at the time of delivery to ensure proper and efficient operation.

        (j) except as provided for in paragraph 11, provide all labor, transportation and related expenses for after-sales service for the maintenance and repair of Instrument(s) within the Territory during the Warranty Period (as defined below). CHROMAVISION will provide a customer warranty with each Instrument under which, in lieu of all other warranties, CHROMAVISION will agree, for a one year period from the date of Acceptance (as defined in Paragraph 4(b)) of the Instrument (the "Warranty Period"), to repair or replace any defective Instrument, subject to certain exceptions which are commonly included in customer warranties of medical instruments. In addition, for the life of the Instrument CHROMAVISION shall correct any design flaw which materially affects the results of tests performed with the Instrument or, at CHROMAVISION's option and expense, it will accept a return of the Instrument and cancellation of all lease obligations arising after the date of the Instrument is returned. Warranty services shall include servicing all warranty claims and making adjustments from time to time as may be necessary to ensure proper and efficient operation.

               SIGMA shall purchase from CHROMAVISION an inventory of spare parts ("Trunk Stock") consisting of such quantities as SIGMA may reasonably determine is necessary for providing such warranty service. The prices of such parts shall be as provided in Exhibit
               C. Sigma shall not purchase such parts from any other party except that SIGMA will also have the right to purchase such parts from third party vendors approved by CHROMAVISION to the extent set forth in Exhibit C. SIGMA shall deliver to CHROMAVISION any original part purchased from or provided by CHROMAVISION for repair or replacement within fourteen (14) days of receipt of a replacement part from CHROMAVISION as provided in paragraph 11(k) hereof. SIGMA shall pay the cost to ship parts from the customer's site to CHROMAVISION for repair or replacement by CHROMAVISION.

               After the Warranty Period, SIGMA shall maintain and repair the Instruments at SIGMA's expense and shall maintain Trunk Stock to service SIGMA customers as is reasonably determined by SIGMA to be necessary or appropriate to handle the maintenance and repair claims of customers using the Instrument during the term hereof and as required by paragraph 9 hereof. SIGMA shall maintain a separate, detailed, accurate and complete service record and customer comments/complaint record for each Instrument distributed by it. It shall provide copies of such records to CHROMAVISION upon request.

        (k) provide CHROMAVISION with copies of current package material for the Kits, copies of documents describing specifications for the Kits, and copies of all current and future correspondence with the FDA pertaining to the Kits. SIGMA will comply with all applicable GMP regulations in the manufacture of all Kits. If needed to comply with any change in the law or FDA's GMP regulations or policies, CHROMAVISION shall be given the right to inspect SIGMA's manufacturing facilities and GMP records pertaining to the manufacture of the Kits. If any action is taken by the FDA to restrict or prevent the distribution of the Kits for more than thirty (30) days in any material respect, and such restriction is not due to the negligence of CHROMAVISION, then upon notice to SIGMA, CHROMAVISION shall have the right to terminate this Agreement. If, however, the FDA action relates only to particular Kits in inventory or in the possession of customers and not to all Kits as developed and manufactured by SIGMA, then CHROMAVISION will not have the right to terminate this Agreement and SIGMA shall promptly replace those Kits.

        (1) comply with the Federal Food, Drug, and Cosmetic Act. The Kits comprising each shipment or other delivery hereafter made by SIGMA to SIGMA customers, as of the date of such shipment or delivery, shall be, on such date, not adulterated or misbranded within the meaning of the Federal Food, Drug, and Cosmetic Act.

        (m) SIGMA shall pay for all marketing expenses related to the distribution of the Instrument for use with the Kit.

11.     CHROMAVISION's Duties. CHROMAVISION shall:

        (a) make reasonable commercial efforts, in good faith, to ship SIGMA's orders for Instruments within seventy-five (75) days from date of order receipt. SIGMA shall specify the method of shipment and insurance and CHROMAVISION shall make reasonable commercial efforts, in good faith, to comply with such specifications. If no such specification is made, or if the specification cannot be reasonably complied with after notice to SIGMA and an opportunity to resolve the issues surrounding CHROMAVISION's alleged inability to comply, CHROMAVISION may select a reasonable manner of shipment and insurance.

        (b) comply with all laws and regulations and requirements applicable to CHROMAVISION and relating to the performance of its obligations under this Agreement.

        (c) except as authorized in writing by SIGMA, refrain absolutely from using the trademark or trade name and logo of SIGMA in connection with the marketing and distribution of any Instrument.

        (d) provide reasonable technical assistance to SIGMA's personnel necessary for the marketing of the Products.

        (e) at CHROMAVISION's expense, provide SIGMA with written drafts of material relating to the Instrument's use, and with such amendments thereto as subsequently become available.

        (f) provide necessary documentation to assist SIGMA in meeting requirements to register Instruments in the Territory and comply with all laws and regulations, and requirements applicable to SIGMA as a distributor of in-vitro diagnostics products, and where possible, allow SIGMA to utilize prior registrations by CHROMAVISION.

        (g) provide SIGMA with copies of the notifications submitted for the Instrument for use with the Kit and/or the Kit for use with the Instrument, copies of current package material for the Instrument, copies of documents describing specifications for the Instrument, and copies of all current and future correspondence with the FDA pertaining to the Instrument. CHROMAVISION will comply with all applicable GMP regulations in the manufacture of all Instruments. If needed to comply with any change in the law or FDA's GMP regulations or policies, SIGMA shall be given the right to inspect CHROMAVISION's manufacturing facilities and GMP records pertaining to the manufacture of the Instruments. If any action should be taken by the FDA to restrict or prevent the distribution of the Instrument for more than thirty (30) days, and such restriction is not due to the negligence of SIGMA, then upon notice to CHROMAVISION, SIGMA shall have the right to terminate this Agreement. If, however, the FDA action relates only to particular Instruments in inventory or in the possession of customers and not to the basic Instrument as developed and manufactured by CHROMAVISION, then SIGMA will not have the right to terminate this Agreement if the Warranty Period has expired or if CHROMAVISION undertakes to and does in fact replace or otherwise correct all affected Instrument(s). Any such replacement of Instruments by CHROMAVISION shall be in accordance with Paragraph 11(a).

        (h) comply with the Federal Food, Drug, and Cosmetic Act. The Instruments comprising each shipment or other delivery hereafter made by CHROMAVISION to, or on the order of, SIGMA, as of the date of such shipment or delivery, shall be, on such date, not adulterated or misbranded within the meaning of the Federal Food, Drug, and Cosmetic Act.

        (i) provide technical training, at CHROMAVISION's cost and expense, except for travel costs, for two (2) of SIGMA's technical service personnel upon the terms described below:

               (1) The initial training will occur at CHROMAVISION's offices within six (6) months of the Effective Date of this Agreement and will consist of forty (40) hours of training. The training will include operation procedures, theory of operations, installation procedures, diagrams, adjustment and calibration procedures and troubleshooting. CHROMAVISION shall, at its expense, provide additional training with respect to enhancements or upgrades in the Instrument for the specially trained technical service personnel. CHROMAVISION shall have no obligation with respect to training made necessary as a result of turnover or expansion in the numbers of personnel.

               (2) Each of SIGMA's technical service personnel that receives the technical training described above shall also receive one (1) copy of CHROMAVISION's service/operator manuals with respect to the Instrument which shall include: (i) product specifications and performance data; (ii) quality control specifications including testing methods and (iii) other information which CHROMAVISION deems necessary. The first five (5) copies of each of the service/operator manuals shall be printed and distributed at CHROMAVISION's cost and any additional copies shall be printed and distributed at SIGMA's cost.

               (3) Any additional training for the Instrument shall be at a time, at a place, and with costs allocated as may be agreed upon by the parties.

        (j) provide all parts for the maintenance and repair of Instrument(s) within the Territory during the Warranty Period free of charge to SIGMA except for SIGMA's home office inventory and Trunk Stock.

        (k) maintain sufficient inventories of spare parts for each Instrument in such quantities as necessary and appropriate to provide SIGMA with adequate Trunk Stock as is necessary or appropriate to handle the maintenance and repair claims of SIGMA's customers by SIGMA during the term hereof and as required by Paragraph 9 hereof. Such parts shall be purchased by SIGMA at the prices set forth in Exhibit C, except that SIGMA will have the right to purchase such parts from third party vendors approved by CHROMAVISION to the extent set forth in Exhibit C. If SIGMA orders a spare part from CHROMAVISION,

               CHROMAVISION shall deliver to SIGMA the part within one week of receipt of SIGMA's order. SIGMA shall deliver to CHROMAVISION the original part (if purchased from or otherwise provided by CHROMAVISION) for repair or replacement within 14 days of receipt of the new part. If, however, CHROMAVISION has not received the original part within twenty-one days or the original part was not purchased from or otherwise provided by CHROMAVISION or if the Warranty Period has expired with respect to the Instrument, CHROMAVISION shall bill SIGMA for the part at its then current rates and SIGMA shall be obligated to pay for the part within 30 days of receipt of the bill. The prices to be charged by CHROMAVISION for spare parts are set forth in Exhibit C hereto.

12.     Performance Standards.

        (a) Quality Specifications and Characteristics. CHROMAVISION shall deliver to SIGMA Instruments having the quality specification agreed upon by the parties as set forth in the Instrument Specifications ("Quality Specifications") dated as of the date of this Agreement and delivered to SIGMA under cover of a letter dated as of the date of this Agreement from Kevin O'Boyle, Vice President and Chief Financial Officer of CHROMAVISION.

        (b) Certificate of Analysis. Concurrent with shipment, CHROMAVISION shall fax to SIGMA a Certificate of Analysis, in the form set forth in Exhibit D, for each Instrument sold to SIGMA, confirming that the Instrument meets the Specifications.

        (c) Product Acceptance. Within twenty (20) working days of receipt of each Instrument, SIGMA shall take and conduct analysis of the Instrument delivered by CHROMAVISION. Should the result of an analysis deviate from the Quality Specifications, SIGMA shall notify CHROMAVISION and immediately thereafter provide CHROMAVISION with the results of the test. If, following a review of the test results, CHROMAVISION confirms that such Instrument does not conform to the Quality Specifications, CHROMAVISION shall provide SIGMA, free of any additional charge, with new deliveries of the same quantity of the Instrument(s) as do not conform to the Quality Specifications, or, in CHROMAVISION's discretion and at its cost, CHROMAVISION may promptly reprocess the nonconforming Instrument(s) to meet the Quality Specifications. In either event, SIGMA shall return, at CHROMAVISION's expense, the particular Instrument(s) which do not comply with the Quality Specifications if requested to do so by CHROMAVISION.

13.     Product Recall.

        (a) CHROMAVISION and SIGMA shall each maintain an appropriate record of all claims made or to be made regarding the Instrument performance.

        (b) Each party shall keep the other informed of any formal action relating to any specific Instrument distributed by SIGMA hereunder by any regulatory agency of any state, national government, or government agency having jurisdiction.

        (c) Should any remedial action be required with respect to Instrument(s) provided by CHROMAVISION to SIGMA, SIGMA shall bear the reasonable, direct costs and expenses of the remedial action if it the result of any fault or omission attributable to SIGMA and CHROMAVISION shall bear the reasonable and direct costs and expenses of the remedial action if it is the result of any fault or omission attributable to CHROMAVISION. Should such remedial action result from the fault of neither or both parties, the parties shall share the costs and expenses equally. A "remedial action" is any action, other than routine maintenance or servicing, including recall, field correction, repair, modification, adjustment, relabeling, destruction, inspection, patient monitoring, notification, or any other corrective action relating to a device that is initiated by SIGMA or CHROMAVISION in response to information that it receives or otherwise becomes aware of that reasonably suggests that one of the Instruments is in violation of the Federal Food, Drug and Cosmetic Act or otherwise presents an unreasonable risk of injury to the public health.

14.     Product Complaints.

        (a) Should either party experience any quality problem involving a remedial action or Medical Device Report reportable event with respect to any specific Instruments supplied to SIGMA by CHROMAVISION, such party will notify the other in writing by facsimile within twenty-four (24) hours of such remedial action or event. Each party retains the right to correct field problems arising out of its fault or omission as it deems appropriate with the concurrence of the other. All information about Instrument complaints shall be considered "Confidential Information" under the terms of this Agreement.

        (b) Either party shall immediately notify the other party in writing should it become aware of any defect or condition that renders any Instrument supplied by CHROMAVISION to SIGMA in violation of the Federal Food, Drug and Cosmetic Act, or of a similar law of any jurisdiction or country where the Instrument is distributed against which the pertinent regulatory agency might act. The parties shall share with each other all data on confirmed lot specific instrument complaints including, but not limited to, complaints or information regarding performance and/or allegations or reports of any negative effect from the use or misuse of such affected lot of Instruments as soon as such data is available. However, SIGMA shall have the primary responsibility to interact directly with SIGMA's customers in the resolution of such complaints.

        (c) CHROMAVISION shall evaluate and investigate all customer complaints in connection with the Instruments which may be brought to its attention, in writing, by SIGMA, provided SIGMA's field engineer shall first have evaluated and attempted to solve the problem and such complaints have been confirmed by SIGMA's QA/QC or technical service personnel using the same standards for confirmation which SIGMA uses for products other than the CHROMAVISION Instruments. Within twenty (20) calendar days following receipt from SIGMA of the original notification of each such complaint, CHROMAVISION agrees to provide SIGMA with a written interim or final complaint investigation report. All such Instrument complaints reported to CHROMAVISION by SIGMA shall be reviewed weekly by CHROMAVISION until closure, and a summary report thereof will be provided by CHROMAVISION to SIGMA. In the event CHROMAVISION is asked to respond to a customer complaint in the field and the complaint is of such nature that SIGMA'S field engineer has been trained to handle, CHROMAVISION shall bill SIGMA for it services in responding to the complaint at the rates set forth in Exhibit C, and SIGMA shall pay the amount billed within 30 days of receipt of the bill.

        (d) Remedial action with respect to the Instruments, or any of them, shall be the responsibility of the party whose fault or omission necessitated such action, as described in paragraph 13(c) hereof.

        (e) Should there be a difference of opinion between CHROMAVISION and SIGMA regarding a remedial action, SIGMA will notify its customers without delay of any remedial action required by any governmental authority.

15.     Warranties.

        (a) CHROMAVISION warrants that the Instrument(s) which are the subject of either 510(k) premarket notifications or PMA have not been significantly changed or modified in design, components, method of manufacture or intended use from the Instrument(s) as described in those 510(k) premarket notifications or PMA, and will notify Sigma in advance of any changes that require submission of a new 510(k) premarket notification or PMA supplement.

        (b) CHROMAVISION warrants that all Instruments manufactured and supplied under this Agreement shall at the time of shipment meet the Quality Specifications. CHROMAVISION further warrants that prior to shipment to SIGMA, all of its standard tests and quality control procedures have been carried out in relation to each Instrument with satisfactory results.

        (c) Upon its verification of any claim of defect or nonconformity of any unit of the Instrument arising out of a fault or omission attributable to CHROMAVISION during the Warranty Period, CHROMAVISION will provide SIGMA with a replacement unit or part to the extent necessary to honor CHROMAVISION's warranties referred to in Paragraph 10(j), or make good any shortages or non-completed deliveries and shall pay all associated freight and insurance associated therewith.

        (d) Except as provided in paragraph 18 hereof, CHROMAVISION's liability under any legal or equitable theory to any person with respect to the Instrument and/or the relationship described in this Agreement shall be limited to the repair or replacement of the Instrument as contemplated by Paragraph 10(j).

        (e) As of the date hereof, CHROMAVISION warrants that it has no knowledge that the manufacture, use or sale of all or any of the Instruments under this Agreement, nor any method of using such Instruments infringes on any patent or other intellectual property right of a third party. CHROMAVISION further warrants that there are no unresolved controversies between CHROMAVISION and any third party alleging that the manufacture, use or sale of any such Instrument does or would infringe any patent or other intellectual property except for the claim of IDEA Research which is referred to in the Company's Prospectus dated July 1, 1997. CHROMAVISION shall disclose to SIGMA all information of which it is or becomes aware relating to the infringement of patent or other intellectual property rights of others resulting from the manufacture, marketing or use of the Instrument with the Kit and will notify SIGMA of all claims of such infringement.

        Except as warranted in this Paragraph 15, CHROMAVISION makes no representations or warranties, express or implied, and SIGMA is not authorized to make any representations or warranties to its customers on behalf of CHROMAVISION.

16. Packaging and Intellectual Property. CHROMAVISION shall be responsible for packaging and labeling the Instruments. SIGMA will distribute the Instruments only with all appropriate labeling, packaging, and literature and only under CHROMAVISION's applicable trademarks and trade names together with SIGMA's applicable trademarks and trade names. CHROMAVISION shall mark each Instrument with both CHROMAVISION's trademark or trade name and SIGMA's trademark or trade name, and such SIGMA mark shall be provided by SIGMA to CHROMAVISION. SIGMA recognizes CHROMAVISION's right, title and interest in its patents, trademarks, trade names and copyrights, trade secrets and proprietary information in connection with the Instruments, and SIGMA shall not claim any ownership right thereto inconsistent with this Agreement, or dispute the validity thereof. In the event any third party shall contest CHROMAVISION's rights to its patents, trademarks, trade names or copyrights, trade secrets or propriety rights, SIGMA shall, at CHROMAVISION's sole expense, render reasonable assistance to CHROMAVISION in defending such claims.

17. Compliance with Other Agreements. Each party represents and warrants as to itself that the execution and delivery by it of this Agreement and the performance by it of its obligations under this Agreement will not, with or without the giving of notice or the passage of time, violate any judgment, writ, injunction or order of any court, arbitration or governmental agency or conflict with, result in the breach of any provisions of, or the termination of, or constitute a default under, any agreement to which CHROMAVISION or SIGMA is a party or by which it is or may be bound.

18.     Indemnity.

        (a) Except as limited by the remainder of this paragraph, CHROMAVISION hereby agrees to indemnify SIGMA against claims of third parties for injuries to their persons (including death) arising from the use of Instruments supplied by CHROMAVISION to SIGMA hereunder. This indemnity shall not apply to, and CHROMAVISION shall not be liable for, claims for injuries caused by or arising from:

               (1) any act or failure to act on the part of SIGMA, its employees, representatives, agents, or subsidiaries in packaging, handling, storing or otherwise distributing such Instruments; or

               (2) any representation or warranty concerning the Instrument(s) made by or on behalf of SIGMA and not specifically authorized by CHROMAVISION; or

               (3) claims where the use of the Instruments by any customer was not in accordance with the use prescribed by CHROMAVISION, or

               (4) SIGMA's failure to disseminate to purchasers or end-users any Instrument information which CHROMAVISION has made available to SIGMA; or

               (5) any actual or alleged injuries caused by a Kit or any defect in a Kit.

               SIGMA shall promptly notify CHROMAVISION of any such claim of which it becomes aware and in any event shall notify CHROMAVISION thereof within twenty (20) days of SIGMA's first notice of the claim. In addition, SIGMA shall fully cooperate with CHROMAVISION in defending any such claim and shall furnish to CHROMAVISION all relevant evidence in its possession. The failure of SIGMA to give such notice and to cooperate shall not excuse CHROMAVISION's obligation to indemnify SIGMA except to the extent that CHROMAVISION is prejudiced by such failure.

        (b) CHROMAVISION shall also indemnify SIGMA against any claims of patent infringement relating to an Instrument subject to this Agreement provided SIGMA gives CHROMAVISION notice within twenty
               (20) days after SIGMA's first notice of the claim and permits CHROMAVISION to assume the sole defense of the claim at CHROMAVISION's expense; provided, however, that the claim is not based on: (i) the sale or use of any Instrument in combination with any other product which is not specifically authorized by CHROMAVISION in writing; or (ii) the application of any Instrument in any manner not specifically authorized by CHROMAVISION in writing. CHROMAVISION may at its option elect to defend any such claim, settle the claim, obtain a license under the claimed infringed patent, modify the Instrument so as not to infringe or recall the Instrument and refund all amounts paid therefor, or do any combination of the foregoing. CHROMAVISION acknowledges that the pending claim by IDEA Research is covered by this Paragraph 18(b) and that SIGMA has no obligation to give notice of the claim. CHROMAVISION will have the right to assume the full defense of the claim without further permission from SIGMA.

        (c) Except as limited by the remainder of this paragraph, SIGMA hereby agrees to indemnify CHROMAVISION against claims of third parties for injuries to their persons (including death) arising from the use of Kits supplied by SIGMA hereunder. This indemnity shall not apply to, and SIGMA shall not be liable for, claims for injuries caused by or arising from:

               (1) any act or failure to act on the part of CHROMAVISION, its employees, representations or agents (excluding SIGMA) or subsidiaries in packaging, handling, storing or otherwise distributing such Kits;

               (2) any representation or warranty concerning the Kit(s) made by or on behalf of CHROMAVISION and not specifically authorized by SIGMA; or

               (3) claims where the use of the Kits by any customer was not in accordance with the use prescribed by SIGMA, or

               (4) any actual or alleged injuries caused by an Instrument or any defect in an Instrument.

               CHROMAVISION shall promptly notify SIGMA of any such claim of which it becomes aware and in any event shall notify SIGMA thereof within twenty (20) days of CHROMAVISION's first notice of the claim. In addition, CHROMAVISION shall fully cooperate with SIGMA in defending any such claim and shall furnish to SIGMA all relevant evidence in its possession. The failure of CHROMAVISION to give such notice and to cooperate shall not excuse SIGMA's obligation to indemnify CHROMAVISION except to the extent that SIGMA IS prejudiced by such failure.

        (d) SIGMA shall also indemnify CHROMAVISION against any claims of patent infringement relating to any Kit subject to this Agreement provided CHROMAVISION gives SIGMA notice within twenty (20) days after CHROMAVISION's first notice of the claim and permits SIGMA to assume the sole defense of the claim at SIGMA's expense; provided, however, that the claim is not based on: (i) the sale or use of any Kit in combination with any other product (excluding the Instrument) which is not specifically authorized by SIGMA in writing; or (ii) the application of any Kit in any manner not specifically authorized by SIGMA in writing. SIGMA may at its option elect to defend any such claim, settle the claim, obtain a license under the claimed infringed patent, modify the Kit so as not to infringe or recall the Kit and refund all amounts paid therefor, or do any combination of the foregoing.

        (e) In the event of a claim subject to an indemnification obligation in this Paragraph 18, except as provided in (f) below, the party obligated to indemnify (the"indemnifying party") will have the right to assume and control the defense of the claim and the other party (the"indemnified party") will have the right to participate in the defense using separate counsel at its own expense. If, however, the attorney provided by the indemnifying party has a conflict of interest in representing both parties, then the fees and expenses of the indemnified party's separate counsel shall be paid by the indemnifying party. The indemnified party shall not settle any such claim without the prior written consent of the indemnifying party unless the indemnifying party has failed to assume the defense of the matter and has failed to acknowledge its obligation to indemnify the indemnified party with respect to the specific claim asserted.

        (f) In the event of a claim against either SIGMA or CHROMAVISION or both as to which both parties have indemnification obligations under this Agreement, each party shall be entitled to be represented by its own counsel at its own expense and to control it own defense, except that if a court of competent jurisdiction ultimately determines that such claim is valid, in whole or in part, each party shall indemnify the other against all damages and loss from the claim to the extent of its indemnification. In addition each party will indemnify the other for that portion of its attorneys' fees and other costs attributable to the defense of the claim which is subject to such party's indemnification obligation.

19. Fees. SIGMA acknowledges that it has not and will not pay any fee to CHROMAVISION in connection with this Agreement or any prior agreement, undertaking or arrangement between them except for payments expressly provided for herein or the Development Agreement.

20. Force Majeure. Neither party shall be responsible for any failure to perform due to causes beyond its control. These causes shall include, but not be limited to, fire, storm, flood, earthquake, explosion, wars, riots, civil disorder, sabotage, quarantine restrictions, labor disputes, labor shortages, transportation embargoes, or failure or delays or disruption in manufacturing process, curtailment of or failure in obtaining fuel or electrical power, or the acts of any governmental authority, or instrumentalities, orders of any court or tribunal whether foreign or domestic, exchange restrictions, acts of God, acts of the Federal Government or any agency thereof, acts of any foreign, state or local government or agency thereof, or shortage of materials or any similar or dissimilar occurrence beyond the reasonable control of the party which is prevented, interrupted or delayed in the performance of its obligations hereunder. In no event shall CHROMAVISION be under any obligations to purchase Instrument(s) or similar products from any third party in order to supply same to SIGMA hereunder. Any force majeure event shall not excuse performance by the party but shall delay performance, unless such force majeure continues for a period in excess of ninety (90) days. In such event, the party seeking performance, as its sole and exclusive remedy, many cancel its obligations under this Agreement. Nothing in this Paragraph 20 shall excuse the failure of any party to make any payment of money required under this Agreement.

21. Insurance. Each party shall keep in force during the term of this Agreement product liability insurance in such amounts as may be customary for like sized businesses undertaking like responsibilities to those contemplated by this Agreement. Each party shall submit a certificate of insurance to the other evidencing such coverage upon written request therefor.

22. Confidentiality. With respect to any Information, designated by the parties as its confidential Information by a written notice to the non-owning party within thirty (30) days after the first written disclosure of that Information by either party to the other, the non-owning party shall: (a) take all reasonable steps to prevent disclosure of such Information to any third party and (b) not utilize any of such Information for any purpose other than the purposes contemplated by this Agreement and the Development Agreement being entered into by the parties concurrently with this Agreement; provided, however, that the foregoing obligations of confidentiality and non-use shall not preclude disclosure of such information in a patent application or in the prosecution of a patent application or extend to any of such Information which a non-owing party can show:

        (i) by the non-owning party's prior written records was already in the non-owning party's possession prior to date hereof;

        (ii) such Information became generally available to the public through issuance or publication of a patent application in which the information is disclosed pursuant to this Paragraph 22;

        (iii) such Information otherwise is or becomes generally available to the public through no fault of the non-owning party;

        (iv) such Information is received by the non-owning party in good faith from a third party on a non-confidential basis without violating any obligation of secrecy to the owner party relating to the Information disclosed; or

        (v) written consent to disclose such Information was given by the owning party.

        "Information" is defined to include all plans, specifications, calculations, formulae, models, sketches, software, clinical, scientific engineering or other test results, financial information, projections, business plans, memoranda, notes and other documents, recordings, films, photographs and all other information or every kind and nature, whether recorded on paper, electronic media or otherwise, but only to the extent that any such information is not generally lawfully available to the public or the medical diagnostic industry generally. The provisions of this Paragraph 22 shall not preclude the disclosure of Information which is or, in the written opinion of counsel for either party may be, required to be disclosed by law or the requirements of any stock exchange or other market where the securities of either party or its direct or indirect parent company are traded or (except as provided in Section 14 of the Development Agreement being entered by the parties concurrently with this Agreement) to any information required to be disclosed to the FDA or any other governmental authority to obtain and keep in effect clearance or approval of the Instrument for use with the Kit or any New Application or the Kit or any New Application for use with the Instrument.

        The provisions of this Paragrpah 22 shall survive any termination or expiration of this Agreement, whether for default or otherwise. The obligations of the parties under this Paragraph 22 shall continue in effect for five (5) years after the latest of (i) the expiration or earlier termination of the term of this Agreement, (ii) the expiration or earlier expiration of the term of the Development Agreement or (iii) the expiration or earlier termination of the term of any agreement entered into by the parties pursuant to the Development Agreement with respect to a New Application, except that the obligations shall not expire as to any Information included in any patent application or constituting a trade secret, in each case to the extent the Information relates to the development, design, function, use, or method of use of, or any process relating to, the Kit or the Instrument or otherwise constituting technology relating to any of the foregoing. The obligations of the parties shall not expire as to any item of such Information until such item of Information becomes generally available to the public through no fault of the non-owning party.

        All CHROMAVISION confidential disclosures shall be sent to SIGMA to the attention of Vice President of Administration. All SIGMA confidential disclosure shall be sent to CHROMAVISION to the attention of Vice President of Business Development. The failure of a party to send confidential disclosures as provided in this Paragraph 22 and the failure to designate confidential Information as provided herein shall not excuse the obligations of the other party with respect to such Information pursuant this Paragraph 22 if the person or persons receiving the Information or disclosing it to a third party knew or should have known that the Information was confidential. The parties agree that Information designated confidential shall be disclosed to a restricted number of employees and such employees shall be made aware of the confidential nature of the Information. The parties shall use efforts fully commensurate with those employed for the protection of its own confidential information to protect the Information disclosed pursuant to this Paragraph 22.

23. Appointment of Sub-Distributors. SIGMA may assign, sublicense, delegate, or otherwise transfer the performance of the rights and obligations hereunder to qualified and reputable sub-distributors, provided, however, that: (i) SIGMA shall be liable to CHROMAVISION for the errors, negligent acts and omissions of its sub-distributor's as if such errors, negligent acts and omissions were its own, including any breach of any provision of this Agreement by the sub-distributors; (ii) SIGMA shall have and retain full control of any sub-distributors utilized, and shall be responsible for the performance by any sub-distributor; and (iii) SIGMA shall not be relieved of the responsibility for the proper performance and completion of the sub-distributed portions of its obligations hereunder.

24. Assignability. Neither this Agreement nor any agreement incorporated herein nor any rights or obligations hereunder or thereunder may be assigned by either party without prior written consent of the other party, and any attempted assignment without prior written consent shall be void and of no effect. The decision of a party to withhold any such consent shall be final and not subject to challenge on the basis that the reasons for the decision were not adequate or that there were no reasons. Notwithstanding the foregoing, either party will have the right to assign this Agreement without consent in connection with a transfer of its business substantially as a whole (or that portion thereof relating to the Instrument, in the case of CHROMAVISION, or relating to medical diagnostic kits, in the case of SIGMA), whether by merger, consolidation, sale of assets, sale of stock or otherwise. This Agreement shall be binding upon and inure to the benefit of the successor or assign of the assigning party.

25. Notices. Any notices or report or other communication permitted or required under this Agreement shall be in writing and sent by certified mail, express mail, Federal Express, postage paid, return receipt requested, addressed to the party to whom the notice, report or other communication is to be given or by telephone facsimile to the telephone facsimile number of the party to whom the notice, report or other communication is to be given. All such notices, reports or other communications sent by mail, postage prepaid, return receipt requested, shall be deemed to have been given on the date postmarked. All other such notices, reports or other communications shall be deemed to have been given when actually received. Changes in address shall be accomplished by a notice in compliance with this Paragraph 25. The current address and telephone facsimile number for each party is as follows:

         CHROMAVISION                           SIGMA DIAGNOSTICS, INC.
         33171 Paseo Cerveza                    545 South Ewing Avenue
         San Juan Capistrano, CA  92675         St. Louis, Missouri  63103
         Attn: Vice-President and Chief         Attn:  Vice President,
         Financial Officer                      Administration
         Facsimile No.:  (714) 443-3366         Facsimile No.:  (314) 286-7819

26. Entire Agreement. This Agreement and the Development Agreement between the parties executed contemporaneously herewith represent the entire understanding between the parties as of the date hereof with respect to the subject matter hereof, and supersede all prior agreements, negotiations, understandings, representations, statements, and writings, between the parties relating thereto. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and specifically referring to this Agreement and duly executed by each of the parties hereto.

27. Waiver. Waiver by either party of a default or breach or a succession of defaults or breaches, or any failure to enforce any right hereunder shall not be deemed to constitute a waiver of any subsequent default or breach with respect to the same or any other provision hereof, and shall not deprive such party of any right to terminate this Agreement arising by reason of any subsequent default or breach.

28. Severability. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction in which the Agreement is sought to be enforced: (a) such provision shall be deemed and amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken;
        (b) the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction; and (c) the remainder of this Agreement shall remain in full force and effect.

29 Arbitration. All disputes or controversies arising under or in connection with this Agreement shall be settled exclusively by final and binding arbitration in accordance with Commercial Arbitration Rules of the American Arbitration Association then in effect, provided that the arbitrator or arbitrators shall decide the dispute or controversy in accordance with Missouri law as applied to this Agreement. Either party can commence an arbitration by delivering written notice of its election to do so to the other party setting forth with reasonable specificity the issue or issues to be arbitrated. If the parties fail to agree on a single arbitrator within thirty (30) days after delivery of such notice, each of them shall appoint a single arbitrator and the two arbitrators shall appoint a third arbitrator within ten days after the later of the two appointments. If any party fails or the two arbitrators fail to appoint an arbitrator within the time periods specified, such arbitrator shall be appointed by the American Arbitration Association upon the request of either party. No arbitrator shall have an existing or pre-existing business, family or social relationship with either party or with any affiliate of either party or with any officer, director or employee of either party or its affiliates. An "affiliate" of a party is a party controlling, controlled by, or under common control with, the party directly or indirectly by any means whatsoever. The arbitration shall be conducted in the city (or, if none, the county) where the principal executive office of the party who did not commence the arbitration is then located, except that in the case of CHROMAVISION that may include the City of Los Angeles or any portion of Orange County north of San Juan Capistrano. If such principal executive office is not in the United States, then the arbitration may be held in the city (or, if none, the county) where the principal office of the party commencing the arbitration is located. All decisions of the arbitrators shall be by majority vote. In the course of the arbitration the parties shall be entitled to such discovery as would be permitted by the Federal Rules of Civil Procedure. The arbitrators or any chairman of the arbitration panel selected by the arbitrators, if there are to be three arbitrators, will have the authority to determine all discovery disputes between the parties. The arbitrators will also have the power to grant provisional remedies such as temporary restraining orders and preliminary injunctions pending the outcome of the arbitration. Any final decision by the arbitrators shall be accompanied by written findings of fact and conclusions of law. Judgment may be entered on the arbitration award in any court having jurisdiction.

30 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Missouri applicable to the agreements between residents of Missouri to be performed entirely within Missouri.

31 Attorneys' Fees. In the event of any litigation or arbitration arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees incurred in connection therewith.

32. Headings. The headings of this Agreement are included only for ease of reference and shall not affect the interpretation of this Agreement in any manner.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duty authorized officers or authorized representatives

        CHROMAVISION MEDICAL SYSTEMS, INC.

        By: /s/ Kevin C. O'Boyle
            ---------------------------

        Title: VP and CFO
               ------------------------

        Date: October 17, 1997

        SIGMA DIAGNOSTICS, INC.

        By: /s/ Michael Douglas
            ---------------------------

        Title: CEO
               ------------------------

        Date:  October 22, 1997

                                    EXHIBIT A

                              MINIMUM REQUIREMENTS


Minimum No. of Instruments Required to be Distributed

                       Performance Period*                         No.
                       ------------------                          ---
                               1st (12 months)                     ***

                               2nd                                 ***

                               3rd                                 ***

                               4th                                 ***

                               5th                                 ***



* The first Performance Period is the twelve-month period referred to in Paragraph 4(f)(i) of the Agreement, and each of the other Performance Periods consists of six months as provided in Paragraph 4(f)(i).


***  Confidentiality Requested

                                    EXHIBIT B

                          MONTHLY SERVICE CONTRACT RATE

        The monthly service rate will be established by SIGMA on or before March 31, 1998. If the rate established is not acceptable to CHROMAVISION and the parties are not able to agree on the rate by April 30, 1998, either party will have the right to terminate this Agreement by delivering written notice of its election to do so prior to April 30, 1998.

                                   EXHIBIT C
                             SPARE PARTS PRICE LIST


                         ***  Confidentiality Requested


                                                         QUANTITY.                     EXCHANGE
       Item Description                       Part #     PER UNIT      UNIT COST        CREDIT
       ----------------                       ------     --------      ---------        ------




                                    EXHIBIT D

                             CERTIFICATE OF ANALYSIS


SHIPPING FROM:                                            CUSTOMER:
ChromaVision Medical Systems, Inc.                        John Doe
33171 Paseo Cerveza
San Juan Capistrano, CA  92675


---------------------------------------------------------------------------------------------
        DATE            PURCHASE ORDER NUMBER    DATE OF ORDER RECEIPT       SHIPPING DATE
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------
  QTY.       ITEM NUMBER                      DESCRIPTION                    SERIAL NUMBER
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
 1          XXXX             Dx2000 Automated Intelligent Microscopy        1000131
                             System
---------------------------------------------------------------------------------------------
                             Includes:
---------------------------------------------------------------------------------------------
 1          XXXX             Microscope                                     XXXX
---------------------------------------------------------------------------------------------
 1          XXXX             Tower                                          XXXX
---------------------------------------------------------------------------------------------
 1          XXXX             21" Monitor                                    XXXX
---------------------------------------------------------------------------------------------
 1          XXXX             Keyboard                                       XXXX
---------------------------------------------------------------------------------------------
 1          XXXX             Track Ball                                     XXXX
---------------------------------------------------------------------------------------------
 1          XXXX             UPS                                            XXXX
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

NOTE:

The Dx2000 Automated Intelligent Microscope System with serial numbers listed above is certified for performance based on Qualifying Test procedures at point of manufacture in San Juan Capistrano, California, USA.


----------------------------------------    ---------------------------
Signature (Quality / Regulatory Manager)    Date


                                       33